UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2005
Date of Report (Date of earliest event reported)

SHEER VENTURES, INC.
(Name of small business issuer in its charter)

NEVADA	16-1728419
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 550-1670
(Issuer’s telephone number)

475 Howe Street, Suite 1030
Vancouver, British Columbia
Canada V6C 2B3
(Former address of principal executive offices)

(604) 683-5061
(Issuer’s former telephone number)

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

Effective July 11, 2005, the Company’s independent auditors, Manning Elliott, Chartered Accountants (Vancouver, BC Canada), resigned as a result of the Company’s relocation of its operations and management from Canada to the United States. The Board of Directors voted unanimously to accept the resignation of Manning Elliott, and to engage De Meo, Young and McGrath as our new independent auditors.

None of Manning Elliott’s reports regarding the Company’s financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There are no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have not consulted with DeMeo, Young and McGrath regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that DeMeo, Young & McGrath concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

We have provided Manning Elliott a copy of the disclosure made in response to this Item 4.01 and have requested Manning Elliott provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Manning Elliott has provided the letter attached hereto as Exhibit 16.1.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws.

As previously reported in the Registrant’s Schedule 14C, effective July 11, 2005, the Registrant amended its Articles of Incorporation to effect a name change from “Sheer Ventures, Inc.” to “Ignis Petroleum Group, Inc.” The Company's stock symbol has also changed to "IGPG." A copy of the Amendment to Articles of Incorporation is attached hereto as Exhibit 3.1. A copy of the press release related to the name change is attached hereto as Exhibit 99.1.

ITEM 8.01	Other Events.

Effective June 15, 2005, the Board of Directors voted unanimously to pay a stock dividend of five (5) additional shares of common stock for each one (1) share of common stock outstanding. Upon completion of the stock dividend, the Company had 40,800,000 shares of common stock issued and outstanding.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 3.1	Amendment to Articles of Incorporation
Exhibit 16.1	Letter from Manning Elliott dated July 13, 2005
Exhibit 99.1	Press release dated July 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEER VENTURES, INC.

Date: July 13, 2005
	By:	/s/ Michael P. Piazza
Michael P. Piazza
President, Chief Executive Officer and Director